UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2012, Community Bank, N.A. (the “Community Bank”), the wholly-owned banking subsidiary of Community Bank System, Inc. (the “Company”), entered into an Assignment, Purchase and Assumption Agreement (the “HSBC Branch Agreement”) and a Purchase and Assumption Agreement (the “First Niagara Branch Agreement”) (collectively, the “Agreements”) with First Niagara Bank, N.A. (“First Niagara”). Under the Agreements, Community Bank will acquire 19 branches in Central, Northern, and Western New York consisting of three branches purchased directly from First Niagara and 16 branches which are currently owned by HSBC Bank USA, National Association (“HSBC”). First Niagara is assigning its rights to the HSBC branches in connection with its pending acquisition of HSBC’s Upstate New York banking franchise. Under the terms of the Agreements, Community Bank will acquire approximately $218 million in loans and $955 million in deposits at a blended deposit premium of 3.22 percent.

First Niagara entered into a Purchase and Assumption Agreement, dated July 30, 2011, with HSBC, HSBC Securities (USA) Inc. and HSBC Technology & Services (USA) Inc. (the “HSBC Purchase Agreement”), pursuant to which First Niagara agreed to acquire certain assets and assume certain liabilities related to 195 HSBC branches in Upstate New York and Connecticut. The HSBC Purchase Agreement permits First Niagara to assign its rights to acquire a portion of the 195 branches to third party purchasers, subject to specified conditions. The HSBC Branch Agreement provides for an assignment of First Niagara’s rights, under the HSBC Purchase Agreement, to acquire the 16 HSBC branches that will be acquired by Community Bank.

Pursuant to the HSBC Branch Agreement, Community Bank will acquire certain assets and assume certain liabilities associated with 16 HSBC branches located in Cattaraugus, Chautauqua, Clinton, Erie, Jefferson, Lewis, Livingston, Schuyler, Oswego, and Wayne counties in New York. Under the terms of the HSBC Branch Agreement, Community Bank will assume certain deposit liabilities currently estimated to be approximately $836 million, and acquire performing loans (primarily small business, residential mortgage, and consumer loans) associated with the acquired branches estimated to be approximately $147 million. Community Bank will also acquire certain wealth management relationships associated with the branches primarily consisting of investment advisory and broker-dealer services. Community Bank will not acquire assets or liabilities related to certain business retained by HSBC under the HSBC Purchase Agreement, including international and large corporate banking business. The HSBC branches to be acquired include branches in Gowanda, Springville, Westfield, Palmyra, Newark, Geneseo, Watkins Glen, Avon, Watertown (2), Plattsburgh, Oswego, Fulton, Lowville, Adams, and Alexandria Bay.

Pursuant to the First Niagara Branch Agreement, Community Bank will acquire certain assets and assume certain liabilities associated with three First Niagara branches located in Ontario County, New York. Under the terms of the First Niagara Branch Agreement, Community Bank will assume certain deposit liabilities currently estimated to be approximately $119 million, and acquire performing loans (primarily small business, residential mortgage, and consumer loans) associated with the acquired branches estimated to be approximately $71 million. Community Bank will also acquire certain wealth management relationships associated with the branches consisting primarily of investment advisory and broker-dealer services. Community Bank will not acquire assets and liabilities related to certain business retained by First Niagara under the First Niagara Branch Agreement, including large corporate banking business. The First Niagara branches to be acquired include two branches in Geneva and one branch in Canandaigua.

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Both Agreements include representations, warranties, and covenants of the parties, including, among others, covenants requiring that (i) Community Bank offer employment to all branch employees (excluding certain employees to be retained by HSBC and First Niagara), (ii) First Niagara and HSBC shall conduct the business at their respective branches in the ordinary course during the period between the execution of the Agreements and consummation of the acquisitions, and (iii) First Niagara and HSBC are subject to certain non-compete and non-solicitation covenants relating to the branches and the business being acquired by Community Bank. Both acquisitions are subject to receipt of all required regulatory approvals, as well as other customary conditions to closing, including the execution and delivery of related transaction documents. The acquisitions are expected to be completed in the third quarter of 2012.

The foregoing description of the HSBC Branch Agreement and the First Niagara Branch Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the respective purchase agreements, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively to this Form 8-K, and are incorporated into this report by reference. Except for their status as contractual documents that establish and govern the legal relations among the parties with respect to the transactions described above, the HSBC Branch Agreement and the First Niagara Branch Agreement are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the HSBC Branch Agreement and the First Niagara Branch Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the two purchase agreements.

Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the HSBC Branch Agreement and the First Niagara Branch Agreement and are modified in important part by the underlying disclosure schedules in the respective HSBC Branch Agreement and the First Niagara Branch Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the press release, dated January 20, 2012, issued by the Company to announce the execution of the agreements, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
2.1	Assignment, Purchase and Assumption Agreement, dated January 19, 2012, by and among Community Bank, N.A., HSBC Bank USA, National Association, HSBC Securities (USA) Inc., HSBC Technology & Services (USA) Inc. and First Niagara Bank, N.A.
2.2	Purchase and Assumption Agreement, dated January 19, 2012, by and among Community Bank, N.A. and First Niagara Bank, N.A.
99.1	Press Release, dated January 20, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ Mark E. Tryniski
Name: Mark E. Tryniski Title: President and Chief Executive Officer

Dated: January 20, 2012

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